UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 26, 2021 (February 25, 2021)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Third Point Reinsurance Ltd.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol *	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
* The registrant’s trading symbol changed from TPRE to SPNT in connection with closing of the Merger described herein.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On February 26, 2021 (the “Effective Time”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among Third Point Reinsurance Ltd. (“TPRE”), a Bermuda exempted company limited by shares, Sirius International Insurance Group, Ltd. (“Sirius”), a Bermuda exempted company limited by shares, and Yoga Merger Sub Limited (“Merger Sub”), a Bermuda exempted company limited by shares and wholly owned subsidiary of TPRE, Merger Sub was merged with and into Sirius (the “Merger”), with Sirius continuing as the surviving company in the Merger, as a wholly owned subsidiary of TPRE. TPRE was renamed SiriusPoint Ltd. following the Merger and is continuing as the parent company (the “Company” or “SiriusPoint”). SiriusPoint trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “SPNT”.
At the Effective Time, pursuant to the terms of the Merger Agreement, each common share, par value $0.01 per share, of Sirius (each, a “Sirius Share”) that was issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive one of the following three consideration options at the shareholder’s election:
•$9.50 in cash;
•a combination of common shares, par value $0.10 per share, of the Company (“Company Shares”), and CVR consideration (a “Share & CVR Election”) comprising (1) 0.743 of a Company Share and (2) one contractual contingent value right (each, a “CVR”), which represents the right to receive a contingent cash payment, which, taken together with the fraction of the Company Share received, guarantee that on the second anniversary of the Effective Time, the electing shareholder will have received equity and cash valued at least $13.73 per Sirius Share (together, the “Share & CVR Consideration”); or
•a combination of cash, Company Shares, Series A Preference Shares, Warrants and Upside Rights (a “Mixed Election”) comprising (1) $0.905 in cash, (2) 0.496 Company Shares, (3) 0.106 Series A preference shares, par value $0.10 per share, of the Company (the “Series A Preference Shares”), (4) 0.190 of a warrant (each, a “Warrant”) and (5) $0.905 aggregate principal amount of an “upside right” issued by the Company (collectively, the “Upside Rights”).
Based on the preliminary report provided at the Effective Time by the election and exchange agent retained by the Company in connection with the Merger, the election results with respect to the merger consideration were as follows:
•Holders of approximately 32,257 Sirius Shares outstanding (or approximately 0.03%) immediately prior to the Effective Time elected to receive cash.
•Holders of approximately 4,691,699 Sirius Shares outstanding (or approximately 4.07%) immediately prior to the Effective Time made the Share & CVR Election or did not make an election and received the Share & CVR Consideration.
•Holders of approximately 110,575,385 Sirius Shares outstanding (or approximately 95.9%) immediately prior to the Effective Time made the Mixed Election.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 10, 2020 and is incorporated herein by reference.
Warrant Agreement
On February 26, 2021, the Company entered into a warrant agreement (the “Warrant Agreement”). Pursuant to the Warrant Agreement, each Warrant permits the holder thereof to purchase one Company Share for $11.00 per share, subject to adjustment as set forth in the Warrant Agreement. The Warrants are exercisable at any time after the Effective Time through the fifth anniversary of the Effective Time. If the Warrants are not exercised prior to the fifth anniversary of the Effective Time, the Warrants will expire without value.
The foregoing summary of the Warrant Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Contingent Value Rights Agreement
At the Effective Time, the Company entered into a contingent value rights agreement (the “CVR Agreement”). Pursuant to the CVR Agreement, the Company issued CVRs representing the right to receive a contingent cash payment of (1) in the case of acceleration upon certain breaches of the CVR Agreement, $13.73 minus the volume weighted average price of the Company Shares measured over the 14 consecutive trading day period beginning on the date a breach is declared, multiplied by 0.743, (2) on the second anniversary (the “Maturity Date”) of the Effective Time, $13.73 minus the volume weighted average price of the Company Shares measured over the 14 consecutive trading day period prior to the Maturity Date multiplied by 0.743 and (3) in the case of redemption by the Company prior to the Maturity Date, the discounted present value of $13.73, discounted from the Maturity Date to the last day of the 14 consecutive trading day period beginning on the date of the redemption notice (“Redemption Valuation Period”), minus the volume weighted average price of the Company Shares measured over the Redemption Valuation Period multiplied by 0.743.
The foregoing summary of the CVR Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the CVR Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K, and is incorporated by reference herein.
Upside Rights
At the Effective Time, the Company issued Upside Rights. Pursuant to the Upside Rights, if (i) the last reported sales price of the Company Shares for each of 30 consecutive trading days exceeds the target price of $20.00 (the “Target Price”), subject to adjustment, prior to the first anniversary of the Effective Time, or (ii) the Company enters into a definitive agreement to consummate a change of control transaction and the per share consideration in such transaction exceeds the Target Price, the principal amount of the Upside Rights will become immediately due and payable. Settlement of the Upside Rights will be in a number of Company Shares equal to $100,070,726 divided by the Company’s average share price determined using a 30-day volume weighted average price (“VWAP”), or in the case of a change of control transaction, the lesser of the per share consideration being offered in such change of control transaction and the Company’s average share price determined using a 30-day VWAP.
The foregoing summary of the Upside Rights does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Upside Rights, which is filed as Exhibit 4.3 to this Current Report on Form 8-K, and is incorporated by reference herein.
Registration Rights Agreement
At the Effective Time, the Company and CM Bermuda Limited (“CM Bermuda”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which CM Bermuda is able to require the Company, beginning after the lock-up period described below, to file one or more registration statements with the Securities and Exchange Commission covering the public resale of Company Shares beneficially owned by CM Bermuda. The rights of CM Bermuda and its permitted transferees under the Registration Rights Agreement will remain in effect with respect to all Company Shares covered by such agreement until such securities (a) are sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee, (b) are sold pursuant to an effective registration statement, (c) are sold pursuant to Rule 144 or Rule 145 (or any similar provision then in force under the Securities Act), (d) may be sold pursuant to Rule 144 without any conditions, (e) with respect to any particular holder, such holder beneficially owns less than 2% of the Company Shares or (f) shall have ceased to be outstanding.
Demand Registration. CM Bermuda is able to request an unlimited number of registrations under the Securities Act of all or any portion of the Company Shares covered by the Registration Rights Agreement, and the Company is obligated, subject to limited exceptions, to register such shares as requested by CM Bermuda. Subject to certain exceptions, the Company may defer the filing of a registration statement after a demand request has been made if, at the time of such request, the Company’s board of directors (the “Board”) determines that any pending or imminent event would require disclosure of material, non-public information in the registration statement for such registration statement not to be materially misleading and would not otherwise be required to be publicly disclosed by the Company. The Company is not obligated to effect more than one demand registration in any 60-day period or a demand registration that would reasonably be expected to result in gross cash proceeds of less than $50 million.
Shelf Registration. At any time after expiration of the applicable lock-up period, the Company is obligated, upon request by CM Bermuda, to file a shelf registration statement to register all or any portion of the Company Shares covered by the Registration

Rights Agreement. CM Bermuda may, at any time and from time to time, request that the Company complete an unlimited number of shelf take-downs, subject to certain limited exceptions.
Piggy-Back Registration. If at any time the Company intends to file on its behalf or on behalf of any of its other security holders a registration statement in connection with a public offering of any of the Company’s securities on a form and in a manner that would permit the registration for offer and sale of the Company Shares held by CM Bermuda, CM Bermuda has the right to include its Company Shares in that offering. CM Bermuda’s ability to participate in any such offering will be subject to market “cut-back” exceptions.
Registration Procedures; Expenses. The Company is responsible for all registration expenses, including expenses incurred by the Company, in connection with the registration, offer and sale of securities under the Registration Rights Agreement by CM Bermuda, except for selling commissions and transfer taxes applicable to such sale.
The Registration Rights Agreement sets forth customary registration procedures, including an agreement by the Company to make its management reasonably available to participate in road show presentations in connection with any underwritten offerings. The Company also agrees to indemnify CM Bermuda and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to the Company for use in a registration statement by CM Bermuda or any permitted transferee.
The Registration Rights Agreement also includes a lock-up agreement, pursuant to which CM Bermuda agrees not to sell, transfer, hedge or otherwise dispose of its Company Shares during the period from the Effective Time through and including (i) the 225th day following the Effective Time with respect to one-third of its Company Shares (assuming the Series A Preference Shares, Warrants and the Upside Right were fully converted, exercised or exchanged to or into Common Shares on the date hereof), (ii) the 365th day following the Effective Time with respect to one-third of its Company Shares (assuming the Series A Preference Shares, Warrants and the Upside Right were fully converted, exercised or exchanged to or into Common Shares on the date hereof) and (iii) the 450th day following the Effective Time with respect to one-third of its Company Shares (assuming the Series A Preference Shares, Warrants and the Upside Right were fully converted, exercised or exchanged to or into Common Shares on the date hereof).
The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is filed as Exhibit 4.4 to this Current Report on Form 8-K, and is incorporated by reference herein.
CM Bermuda Investor Rights Agreement
At the Effective Time, the Company and CM Bermuda entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which CM Bermuda’s and its affiliates’ voting power in the Company will be capped at 9.9%, in accordance with the terms described in the Investor Rights Agreement and the Bye-laws, and, for so long as CM Bermuda and its affiliates beneficially own at least 9.9% of the Company Shares, they shall have the right to designate an observer to the Board.
The foregoing description of the Investor Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investor Rights Agreement, which is filed as Exhibit 4.5 to this Current Report on Form 8-K, and is incorporated by reference herein.
Loeb Investor Rights Agreement
At the Effective Time, the Company and Daniel S. Loeb entered into an Investor Rights Agreement (the “Loeb Investor Rights Agreement”), pursuant to which Mr. Loeb has consent rights over transactions between the Company, its affiliates and certain related investors, as well as consent rights over amendments to the Memorandum of Association of the Company which would have a material adverse effect on his investor rights. The rights reflected in the Loeb Investor Rights Agreement were previously contained in TPRE’s Amended and Restated Bye-laws and removed as part of the amendments described below. These consent rights only apply for so long as Mr. Loeb holds a number of Company Shares equal to at least 25% of the total number of Company Shares he held on December 22, 2011. Mr. Loeb also has the right to designate an observer to the Board.
The foregoing description of the Loeb Investor Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loeb Investor Rights Agreement, which is filed as Exhibit 4.6 to this Current Report on Form 8-K, and is incorporated by reference herein.

Assumption Agreement
At the Effective Time, the Company entered into an assumption agreement (the “Assumption Agreement”) by and among (i) the Company, (ii) Bain Capital Special Situations Asia, L.P., a Cayman Islands limited partnership (“Bain”), (iii) CCOF Master, L.P., a Delaware limited partnership (“Carlyle”), (iv) Centerbridge Credit Partners Master, LP, a Delaware limited partnership, and Centerbridge Special Credit Partners III, LP, a Delaware limited partnership (collectively, “Centerbridge”), and (v) GPC Partners Investments (Canis) LP, a Delaware limited partnership (“Gallatin” and, together with Bain, Carlyle and Centerbridge, collectively, the “Sirius Warrant Holders”). Pursuant to the terms of the Assumption Agreement, the Company agreed to assume all of the warrants issued on November 5, 2018 and November 28, 2018 (the “Sirius Warrants”) by Sirius to the Sirius Warrant Holders.
Prior to the Effective Time, the Sirius Warrants were exercisable for an aggregate of 5,418,434 Sirius Shares. At the Effective Time, each Sirius Warrant ceased to represent the right to purchase Sirius Shares and each Sirius Warrant Holder was instead granted the right to receive, upon exercise of a Sirius Warrant, solely the Share & CVR Consideration receivable in respect of the number of Sirius Shares for which such Sirius Warrant was exercisable immediately prior to the Effective Time. The exercise price was also adjusted in accordance with the terms of the Merger Agreement and the Sirius Warrants to $13.00.
The foregoing description of the Assumption Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Assumption Agreement, which is filed as Exhibit 4.7 to this Current Report on Form 8-K, and is incorporated by reference herein.
At the Effective Time, the Company issued a press release announcing the closing of the Merger described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Following the Effective Time, the Company will no longer provide estimated net returns on net investments managed by Third Point LLC for the current monthly and year-to-date periods on its website.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information contained in Item 1.01 concerning the Merger is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, on November 2, 2020, the Company entered into a three-year, $300.0 million senior unsecured revolving credit facility (the “Facility”) with JPMorgan Chase Bank, N.A. as administrative agent. The Facility includes an option, subject to satisfaction of certain conditions including agreement of lenders representing greater than a majority of commitments, for the Company to request an extension by such lenders of the maturity date of the Facility by an additional 12 months. The Facility provides access to loans for working capital and general corporate purposes, and letters of credit to support obligations under insurance and reinsurance agreements, retrocessional agreements and for general corporate purposes. Loans and letters of credit under the Facility became available, subject to customary conditions precedent, upon the consummation of the Merger. The Facility is guaranteed by Sirius International Group, Ltd., Sirius International Holdings Ltd., Sirius, and subject to customary exceptions certain other material subsidiaries of the Company.

All borrowings under the Facility bear interest at a rate per annum equal to, at the option of the Company, (i) adjusted LIBOR plus an applicable margin ranging from 1.25% to 2.25%, or (ii) an alternate base rate plus an applicable margin ranging from 0.25% to 1.25%, in each case with the applicable margin determined based upon the Company’s credit rating. The Facility is subject to an unused line fee on or after the Closing Date on the average daily undrawn commitments under the Facility, payable quarterly in arrears, of 0.20% to 0.40% per annum based upon the Company’s credit rating.

The Facility is subject to customary representations and warranties, affirmative and negative covenants and events of default (including a change of control provision) that the Company considers customary for similar facilities. The Facility also includes financial covenants, including a minimum consolidated tangible net worth test, a maximum consolidated indebtedness to total consolidated capitalization ratio and a financial strength rating test.

The foregoing description of the Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Facility, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.
Sale of Common Shares to Third Point Opportunities Master Fund Ltd. and Daniel S. Loeb

At the Effective Time, pursuant to the equity commitment letter by and among the Company, Third Point Opportunities Master Fund L.P. and Daniel S. Loeb, entered into on August 6, 2020 (the “Equity Commitment Letter”), Third Point Opportunities Master Fund L.P. purchased 6,093,842 Company Shares at a price per Company Share equal to $7.9828.
The Company Shares issued pursuant to the Equity Commitment Letter were issued pursuant to exemptions from registration provided by Section 4(a)(2) or Regulation S of the Securities Act of 1933, as amended.
Issuance of Series B Preference Shares to Preference Shareholders
At the Effective Time, pursuant to the terms of the previously disclosed transaction agreement dated September 4, 2020 (the “Transaction Agreement”), by and among (i) the Company, (ii) Bain, (iii) Carlyle, (iv) Centerbridge and (v) Gallatin (together with Bain, Carlyle and Centerbridge, collectively, the “Preference Shareholders”), the Preference Shareholders exchanged their existing Series B preference shares of Sirius for 8,000,000 new Series B preference shares, par value $0.10, of the Company (the “Series B Preference Shares”) with an aggregate liquidation preference of $200 million and $60 million in cash.
The Company has agreed to use commercially reasonable efforts to have the Series B Preference Shares listed on the NYSE within 120 days from the Effective Time. Dividends on the Series B Preference Shares will be cumulative and payable quarterly in arrears at an initial rate of 8.00%. To the extent the Series B Preference Shares are not listed on the NYSE within 120 days of the Effective Time, the dividend rate will increase by 1.00%, unless the NYSE does not permit the Series B Preference Shares to be listed. The dividend rate will reset on each five-year anniversary of issuance at a rate equal to the 5-year U.S. treasury rate at such time plus 7.298%. The Series B Preference Shares are perpetual. The Series B Preference Shares will provide for redemption rights by the Company (i) in whole, or in part, on each five-year anniversary of issuance at 100%, (ii) in whole, but not in part, (a) upon certain rating agency events, at 102%, (b) upon certain capital disqualification events, at 100%, and (c) upon certain tax events, at 100%. The Preference Shareholders will have no voting rights under the Series B Preference Shares unless dividends have not been paid for six dividend periods, whether or not consecutive, in which case the holders of the Series B Preference Shares will have the right to elect two directors.

Item 3.03	Material Modifications to Rights of Security Holders.
The information contained in Item 1.01 of this Current Report on Form 8-K, under the captions “CM Bermuda Investor Rights Agreement” and “Loeb Investor Rights Agreement” and the information contained in Item 5.03 of this Current Report on Form 8-K are hereby incorporated into this Item 3.03.

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a) Resignation of Independent Registered Public Accounting Firm
On February 26, 2021, the Company received notification from its independent registered public accounting firm, Ernst & Young Ltd. (“EY”), that it is resigning as the Company’s independent registered public accounting firm, with effect upon the closing of the Merger.
EY’s report on the Company’s financial statements as of and for the year ended December 31, 2020 and 2019, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2020 and 2019, there were no: (i) disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided EY with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that EY furnish the Company with a letter addressed to the SEC stating whether or not EY agrees with the above statements. The letter from EY is filed with this Current Report on Form 8-K as Exhibit 16.1.
(b) Appointment of New Independent Registered Public Accounting Firm
On February 26, 2021, following the resignation of EY, the board of directors of the Company filled the vacancy created by the resignation of EY with the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm until the Company’s Annual General Meeting to be held later this year (the “2021 AGM”). The appointment of PwC for the ensuing fiscal year for a term that will expire at the Company’s Annual General Meeting in 2022 will be subject to approval by the Company’s shareholders at the 2021 AGM.

During the years ended December 31, 2020 and 2019, TPRE did not consult PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on TPRE’s financial statements, and no written report or oral advice was provided to Third Point Re by PwC that PwC concluded was an important factor considered by TPRE in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointments
At the Effective Time, the Company announced the appointment of Rachelle C. Keller, Sharon M. Ludlow, Franklin (Tad) Montross IV and Peter W.H. Tan to the Board.
Ms. Keller previously served as a Managing Director for Citibank, NA (“Citi”), the institutional division of the financial services multinational Citigroup, from 2011 to her retirement in 2018, as Global Chief Operating Officer for Prime, Futures and Securities services from 2014 to 2018, and as Global Head of Costing and Analytics, from 2011 to 2013. From 2008 to 2011, Ms. Keller served as Chief Financial Officer for the Institutional Product Group, the brokerage division of Fidelity Investment LLC. Prior to that, Ms. Keller was Managing Director at JP Morgan Chase & Co. and served in a variety of roles, including Chief Financial Officer of Treasury & Securities services. Prior to joining JP Morgan Chase & Co., Ms. Keller was a Certified Public Accountant at various public accounting firms. She is a member of Arkansas State University’s Founder’s Circle, where she graduated with a bachelor’s degree in accounting.
Ms. Ludlow has more than 25 years of experience in the life & health and property & casualty re-insurance industries. During the course of her career, Ms. Ludlow served as President & CEO of the Canadian operations of Swiss Re and as President of Aviva Insurance Company of Canada. Ms. Ludlow also advised OMERS, one of Canada's largest defined benefit pension plans, on its global investment strategy in the insurance sector. During her tenure in the life insurance industry, Sharon played a key role in the demutualization and IPO of Canada Life Financial (now owned by Great West Life). In addition, Ms. Ludlow, along with her co-founders, launched Kanetix, Canada’s first online insurance marketplace. Ms. Ludlow served the insurance industry as a director on the boards of Insurance Bureau of Canada, Canadian Life & Health Association, Institute for Catastrophic Loss Reduction and as Chair of the board of the Reinsurance Research Council. Ms. Ludlow currently serves on the boards of Green Shield Canada and EIS Group. Ms. Ludlow joined the Lombard International Board of Directors in January 2019 and chairs the Audit and Risk Committee. Ms. Ludlow is a Chartered Professional Accountant/Chartered Accountant (CPA, CA Canada) and holds a Bachelor of Commerce degree from the University of Toronto. She is also a graduate of the Corporate Directors program at Rotman School of Management, University of Toronto and holds an Institute of Corporate Directors designation (ICD.D).
Mr. Montross is the former Chairman and Chief Executive Officer of General Reinsurance (“Gen Re”), a Berkshire Hathaway owned company, and held responsibility until 2016 for global underwriting policies, practices and protocols, as well as its Actuarial and Risk Management areas. He began his career with Gen Re in 1978 as a Casualty Facultative underwriter. Mr. Montross held a number of positions of increasing responsibility, both in the United States and internationally. In 1992 he was promoted to Chief Underwriter for the Treaty business. In 2001, he became a member of Gen Re’s Executive Committee and the group’s President and Chief Underwriting Officer, with management responsibilities including Treaty underwriting, Actuarial and Claims. He was promoted to Chief Executive Officer in early 2008. Mr. Montross graduated from Harvard College, with a degree in Business Administration.
Mr. Tan is currently Chairman of CMIG International Holding Pte. Ltd. and CM Bermuda Limited and a non-executive director of Skandia Holding de Colombia, S.A. He continues to run his family offices in Hong Kong and Shanghai and was Chairman of Chongqing Zongjin Investment Co., Ltd, the financial arm of Zongshen Industrial Group. He was on the Board of Israel Infinity Agriculture Fund and a non-executive director of Harbour Air. In 2012, he served as Chief Executive Officer of IDI, Inc. (NYSE: IDI). Mr. Tan was also a partner and founding team of SIG China, Susquehanna International Group’s China private equity and venture capital fund. Since 2005, Mr. Tan has been actively involved in over 40 investments in China, twelve of which were eventually listed on international stock exchanges. He formerly served on the board of multiple companies prior to their U.S. listing, including Home Inns (NASDAQ: HMIN), E-House (NYSE: EJ) and Bona Entertainment Group (NASDAQ: BONA). Prior to SIG China, Mr. Tan was an attorney with White & Case LLP (2003) and Perkins Coie LLP (1997), where he founded the Asian private equity & venture capital practices of the ﬁrms in Hong Kong. He is an advocate & solicitor of England & Wales, Hong Kong and Singapore. Mr. Tan graduated with an LL.B Honors from the National University of Singapore.
There are no transactions in which Ms. Keller, Ms. Ludlow or Mr. Montross has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Tan is Chairman of CMIG International Holding Pte. Ltd. and CM Bermuda Limited, which has entered into the Registration Rights Agreement and Investor Rights Agreement described above, which descriptions are incorporated by reference herein.
Ms. Keller, Mr. Montross and Ms. Ludlow will be compensated in accordance with our Director Compensation Policy, a copy of which is publicly available and which is being modified as described below. Mr. Tan, Ms. Keller, Mr. Montross and Ms. Ludlow will also be entitled to the same indemnification rights as our other directors.
Director Equity Awards
In connection with the closing of the Merger, the Company has modified its Director Compensation Policy to provide that all new directors joining the Board at and after the closing of the Merger will, in addition to the compensation currently provided to our directors under the Director Compensation Policy, receive a one-time grant of restricted Common Shares having a grant date value of $250,000 (other than Mr. Tan or any future individual affiliated with CMIG International Holding Pte. Ltd. or CM Bermuda Limited). In order to promote fairness and consistency of Board compensation, this one-time grant will also be made to directors serving at the closing of the Merger (other than Joshua L. Targoff or any future director affiliated with Third Point LLC or Daniel S. Loeb). The restricted shares will vest in three equal annual installments on each anniversary of the grant date, subject to continued Board service through the applicable vesting dates.
Executive Appointments
As previously disclosed, at the closing of the Merger, our Chairman, Sid Sankaran, will commence to serve as our Chief Executive Officer; our Chief Financial Officer, Christopher S. Coleman, will commence to serve as our interim Chief Accounting Officer; our Chief Operating Officer, David W. Junius, will commence to serve as our Chief Financial Officer; Prashanth Gangu will commence to serve as our Chief Operating Officer; and Vievette Henry will commence to serve as our Chief People Officer. Additional management role changes will occur in connection with the closing of the Merger, as previously disclosed on our Current Report on Form 8-K, filed on February 22, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Series A Preference Shares
At the Effective Time, the Company entered into a certificate of designation for the Series A Preference Shares (the “Series A Certificate of Designation”). The Series A Preference Shares rank pari passu with the Company Shares with respect to the payment of dividends or distributions. Each Series A Preference Share has voting power equal to the number of Company Shares into which it is convertible, and the Series A Preference Shares and Company Shares shall vote together as a single class with respect to any and all matters. Upon the third anniversary of the Effective Time, as described in the Series A Certificate of Designation and pursuant to the analysis of an independent actuarial team, the Company will calculate the total amount of TPRE’s COVID-19 losses in excess of $51.1 million (the “TPRE Net COVID Loss”) and the total amount of Sirius’s COVID-19 losses in excess of $150 million (the “Sirius Net COVID Loss”). If TPRE’s COVID-19 losses are less than or equal to $51.1 million, the TPRE Net COVID Loss will equal $0, and if Sirius’ COVID-19 losses are less than or equal to $150 million, the Sirius Net COVID Loss will equal $0. Should the Sirius Net COVID Loss be greater than the TPRE Net COVID Loss, then a number of Series A Preference Shares will be forfeited equal to (x) the lesser of (i) the Sirius Net COVID Loss minus the TPRE Net COVID Loss and (ii) $100 million divided by (y) the VWAP measured over the thirty business day (where normal trading occurs on U.S. national and regional exchanges) (“Trading Day”) period prior to the date five business days after the calculation of the TPRE Net COVID Loss and Sirius Net COVID Loss (the “Final Adjustment Determination Date”). Should the TPRE Net COVID Loss be greater than the Sirius Net COVID Loss, then a number of Series A Preference Shares will be issued equal to (x) the TPRE Net COVID Loss minus the Sirius Net COVID Loss divided by (y) the 30-Trading Day VWAP during the period prior to the Final Adjustment Determination Date. After either such adjustment occurs, the Series A Preference Shares will convert into Common Shares based on the conversion ratio of one Series A Preference Share to one Company Share, subject to the adjustment as set forth in the Series A Certificate of Designation.
The foregoing description of the terms of the Series A Preference Shares does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Series A Certificate of Designation, which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Series B Preference Shares
At the Effective Time, the Company entered into a certificate of designation for the Series B Preference Shares (the “Series B Certificate of Designation”).
The information regarding the Series B Preference Shares contained in Item 3.02 of this Current Report on Form 8-K, under the caption “Issuance of Series B Preference Shares to Preference Shareholders” is hereby incorporated by reference into this Item 5.03.
The foregoing description of the terms of the Series B Preference Shares does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Series B Certificate of Designation, which is filed as Exhibit 3.3 to this Current Report on Form 8-K, and is incorporated by reference herein.
Bye-laws
At the Effective Time, the Company, pursuant to the approval of the Company’s shareholders at the Company’s Special General Meeting of Shareholders on November 23, 2020, adopted the Bye-laws of the Company (the “Bye-laws”). The Bye-laws contain multiple amendments, including:
•The deletion of Bye-laws 3.3 and 3.4 which required the Board to make an offer to repurchase common shares from shareholders if the Company’s average share price was less than its book value for a specified period of time, subject to the right of the disinterested members of the Board to determine not to make the repurchase;
•The addition of Bye-law 5.5 to allow the Company to effect the voting cut-back agreed by CM Bermuda in the Investor Rights Agreement, which would limit the Investor Affiliated Group’s (as defined in the Investor Rights Agreement) voting power to 9.9% of the total voting power of the Company;
•The amendment of Bye-law 6.1 to require that the Board designate a non-U.S. subsidiary to be subject to the “certain subsidiaries” provision contained therein;
•The deletion of Bye-laws 7.1 and 7.2 to remove certain rights of historical investors to approve certain affiliate transactions;
•Changes to Bye-laws 24.2 through 24.8 and Bye-law 27 to clarify the procedures by which shareholders may submit shareholder proposals or director nominations for the annual general meetings or, if applicable, special general meetings;
•The amendment of Bye-law 38 to remove outdated and expired provisions that allowed shareholders to act by written resolution;
•The deletion of Bye-law 40.3 to remove certain rights of historical investors to appoint directors to the Board;
•The amendment of Bye-law 41 to set the maximum number of directors on the Board at thirteen directors;
•The deletion of Bye-law 43.5 to remove certain rights of historical investors to appoint a Board observer;
•The deletion of Bye-law 44.1 related to the removal of directors prior to the Effective Date (as defined therein);
•The amendment of Bye-law 45 to make clear that only the Board has the power to appoint directors to fill vacancies and that the term of any director so appointed shall only be for a term of office equal to the remainder of the full term of the class of directors to which the director was appointed or in which the vacancy was created from any increase in the number of directors; and
•The addition of Bye-law 54.2 to make clear that the duties of the Secretary of the Company shall be those prescribed by the Companies Act 1981 of Bermuda (the “Companies Act”) together with such other duties as shall from time to time be prescribed by the Board.
•The amendment or addition of Bye-laws 56.2, 56.3 and 56.4 to provide that a director with a conflict of interest must declare that interest, but that the director is not required to recuse himself or herself from the vote;
•The amendment of Bye-law 82 to remove the requirement that certain historical investors consent to amendments to the memorandum of association that have a material adverse effect on that investor and to delete certain approval thresholds that are no longer relevant;
•The addition of Bye-law 84 to establish that any dispute arising out of the Companies Act or out of or in connection with the Bye-laws be subject to the exclusive jurisdiction of the Supreme Court of Bermuda;

The foregoing description of the terms of the Bye-laws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bye-laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The audited consolidated balance sheets of Sirius as of December 31, 2020 and December 31, 2019, the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes, are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.
(b) Pro Forma Financial Information
Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.
(d) Exhibits

Exhibit No.	Description

3.1	Bye-laws of SiriusPoint Ltd.
3.2	Series A Preference Shares Certificate of Designation, dated February 26, 2021.
3.3	Series B Preference Shares Certificate of Designation, dated February 26, 2021.
4.1	Warrant Agreement, dated February 26, 2021.
4.2	Contingent Value Rights Agreement, dated February 26, 2021.
4.3	Upside Rights, dated February 26, 2021.
4.4	Registration Rights Agreement, between SiriusPoint Ltd. and CM Bermuda Limited, dated February 26, 2021.
4.5	Investor Rights Agreement, between SiriusPoint Ltd. and CM Bermuda Limited, dated February 26, 2021.
4.6	Investor Rights Agreement, between SiriusPoint Ltd. and Daniel S. Loeb, dated February 26, 2021.
4.7	Assumption Agreement, by and among SiriusPoint Ltd., Bain Capital Special Situations Asia, L.P., CCOF Master, L.P., Centerbridge Credit Partners Master, LP, Centerbridge Special Credit Partners III, LP, and GPC Partners Investments (Canis) LP, dated February 26, 2021.
10.1	Credit Agreement, dated as of November 2, 2020, by and among Third Point Reinsurance Ltd., the other subsidiaries of Third Point Reinsurance Ltd. from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020).
16.1	Letter dated February 26, 2021 from EY to the Securities and Exchange Commission.
99.1	Press Release, dated as of February 26, 2021.
101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Safe Harbor Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company's control. The Company cautions you that the forward-looking information presented in this Current Report on Form 8-K is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Current Report on Form 8-K. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company's expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; a pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak, may adversely impact our financial condition or results of operations; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; losses from catastrophe exposure; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyberattacks; lack of control over Third Point Enhanced LP ("TP Fund"); lack of control over the allocation and performance of TP Fund's investment portfolio; dependence on Third Point LLC to implement TP Fund's investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund's investment portfolio; TP Fund's investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund's investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund's investment portfolio; trading restrictions being placed on TP Fund's investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund's investments; fluctuations in market value of our fixed-income securities; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC's compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; SiriusPoint potentially becoming subject to U.S. federal income taxation; potential characterization of SiriusPoint as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; risks associated with the failure to realize the expected benefits of the merger with Sirius International Insurance Group, Ltd.; Arcadian Risk Capital Ltd.'s ability to, and success at, writing the business indicated, its expansion plans and the Company's ability to place quota share reinsurance on the portfolio; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021	/s/ David W. Junius
	Name:	David W. Junius
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bye-laws of SiriusPoint Ltd.
3.2	Series A Preference Shares Certificate of Designation, dated February 26, 2021.
3.3	Series B Preference Shares Certificate of Designation, dated February 26, 2021.
4.1	Warrant Agreement, dated February 26, 2021.
4.2	Contingent Value Rights Agreement, dated February 26, 2021.
4.3	Upside Rights, dated February 26, 2021.
4.4	Registration Rights Agreement, between SiriusPoint Ltd. and CM Bermuda Limited, dated February 26, 2021.
4.5	Investor Rights Agreement, between SiriusPoint Ltd. and CM Bermuda Limited, dated February 26, 2021.
4.6	Investor Rights Agreement, between SiriusPoint Ltd. and Daniel S. Loeb, dated February 26, 2021.
4.7
Assumption Agreement, by and among SiriusPoint Ltd., Bain Capital Special Situations Asia, L.P., CCOF Master, L.P., Centerbridge Credit Partners Master, LP, Centerbridge Special Credit Partners III, LP, and GPC Partners Investments (Canis) LP, dated February 26, 2021.

10.1
Credit Agreement, dated as of November 2, 2020, by and among Third Point Reinsurance Ltd., the other subsidiaries of Third Point Reinsurance Ltd. from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020).

16.1	Letter dated September 26, 2021 from EY to the Securities and Exchange Commission.
99.1	Press Release, dated as of February 26, 2021.
101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)